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                                                                    Exhibit 99.2

                                NOVEMBER 20, 2003
                  NATIONAL CITY CORPORATION / ALLEGIANT BANCORP
                               ANALYST FACT SHEET


ALLEGIANT BANCORP
-----------------

Headquarters: St. Louis, Missouri
FTE Employees: 516
Branches: 37
ATMs: 63
Total Assets, as of 9/30/03: $2.5 billion
Total Loans, as of 9/30/03: $1.8 billion
Total Deposits, as of 9/30/03: $1.8 billion
NASDAQ: ALLE
Common shares outstanding: 17,848,729*


DEAL TERMS
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Fixed exchange ratio of 0.833 share of NCC common stock (tax-free exchange) or
$27.25 cash for each share of ALLE common stock, at election of shareholders


Price per share                                      $27.25
Deal value                                           $477MM
Price/Book                                           2.46x

Price to 2004 Estimated Earnings: $27.25 / $1.58** = 17.25x

Estimated closing first quarter 2004

In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC. Shareholders of Allegiant are encouraged to read the registration statement, including the final proxy statement prospectus that will be part of the registration statement, because it will contain important information about the proposed merger.




     * weighted average diluted shares for 3Q03
     ** First Call estimate